UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014

Forward Industries, Inc.
(Exact name of registrant as specified in its charter)

New York	000-6669	13-1950672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 Rosemary Ave. Ste. 219 West Palm Beach, FL		33401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 465-0030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Indemnification Agreements with Directors and Executive Officers

Effective December 22, 2014, the board of directors of Forward Industries, Inc. (the “Company”) approved the Company’s entering into indemnification agreements (the “Indemnification Agreements”) with each of the Company’s directors and executive officers and with each of Timothy Gordon and Owen P.J. King, each a former director of the Company. The Indemnification Agreements contractually obligate the Company to indemnify each director and officer party to an Indemnification Agreement and to advance expenses on behalf of each such director or officer.  The Company’s obligations under the Indemnification Agreements are in addition to any other rights the indemnified director or officer may otherwise be entitled to by operation of law or otherwise, including under the Company’s certificate of incorporation and bylaws.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form Indemnification Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2014	By:	FORWARD INDUSTRIES, INC. /s/ Robert Garrett, Jr.
		Name:	Robert Garrett, Jr.
		Title:	Chief Executive Officer